UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2012

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Reference is made (i) to the Amended and Restated Motors Liquidation Company GUC Trust Agreement dated as of June 11, 2012 among Wilmington Trust Company, as trust administrator and trustee (or the GUC Trust Administrator), and FTI Consulting Inc., as trust monitor, as subsequently amended (or the GUC Trust Agreement) and (ii) to the order dated March 8, 2012 of the United States Bankruptcy Court of the Southern District of New York (or the Bankruptcy Court), styled Order Authorizing the GUC Trust Administrator to Liquidate New GM Securities for the Purpose of Funding Fees, Costs and Expenses of the GUC Trust and the Avoidance Action Trust (or the Court Order).

On August 14, 2012, the GUC Trust Administrator, acting on behalf of the Motors Liquidation Company GUC Trust, filed a report with the Bankruptcy Court to which the following were annexed: (i) the financial statements required by Section 6.2(b) of the GUC Trust Agreement and (ii) the quarterly variance report required by the Court Order and described in the third sentence of Section 6.4 of the GUC Trust Agreement.

A copy of the Bankruptcy Court filing is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Bankruptcy Court Filing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2012

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey

Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	Bankruptcy Court Filing